As filed with the Securities and Exchange Commission on July 20, 2026

Registration No. 333-108306

Registration No. 333-151416

Registration No. 333-171429

Registration No. 333-174730

Registration No. 333-181849

Registration No. 333-198719

Registration No. 333-204367

Registration No. 333-212238

Registration No. 333-218378

Registration No. 333-232398

Registration No. 333-265248

Registration No. 333-269459

Registration No. 333-272054

Registration No. 333-294409

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8 REGISTRATION STATEMENT NO. 333-108306

FORM S-8 REGISTRATION STATEMENT NO. 333-151416

FORM S-8 REGISTRATION STATEMENT NO. 333-171429

FORM S-8 REGISTRATION STATEMENT NO. 333-174730

FORM S-8 REGISTRATION STATEMENT NO. 333-181849

FORM S-8 REGISTRATION STATEMENT NO. 333-198719

FORM S-8 REGISTRATION STATEMENT NO. 333-204367

FORM S-8 REGISTRATION STATEMENT NO. 333-212238

FORM S-8 REGISTRATION STATEMENT NO. 333-218378

FORM S-8 REGISTRATION STATEMENT NO. 333-232398

FORM S-8 REGISTRATION STATEMENT NO. 333-265248

FORM S-8 REGISTRATION STATEMENT NO. 333-269459

FORM S-8 REGISTRATION STATEMENT NO. 333-272054

FORM S-8 REGISTRATION STATEMENT NO. 333-294409

UNDER

THE SECURITIES ACT OF 1933

XOMA ROYALTY LLC

(Exact name of registrant as specified in its charter)

Delaware	52-2154066
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o XOMA Royalty LLC

2200 Powell Street, Suite 310

Emeryville, CA 94608

(Address of Principal Executive Offices, Zip Code)

XOMA Ltd. 1981 Share Option Plan

XOMA Ltd. 1992 Directors Share Option Plan

XOMA Corporation 1998 Employee Stock Purchase Plan

XOMA Ltd. 2002 Directors Share Option Plan

XOMA Ltd. 2007 CEO Share Option Plan

XOMA Royalty Corporation Amended and Restated 2010 Long Term Incentive and Stock Award Plan

XOMA Corporation 2015 Employee Stock Purchase Plan

XOMA Ltd. Restricted Share Plan

XOMA Ltd. Management Incentive Plan

c/o XOMA Royalty LLC

2200 Powell Street, Suite 310

Emeryville, CA 94608

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

These post-effective amendments (these “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 (each, a “Registration Statement,” and collectively, the “Registration Statements”) filed with the Securities and Exchange Commission (the “SEC”) by XOMA Royalty Corporation or its predecessors, prior to giving effect to its conversion to XOMA Royalty LLC, a Delaware limited liability company on July 14, 2026 (the “Registrant”):

•

Registration Statement No.  333-108306, filed with the SEC on August 28, 2003, pertaining to the registration of (i) 10,250,000 shares of common stock of the Registrant, $0.0005 par value per share (the “Common Stock”) issuable under the XOMA Ltd. 1981 Share Option Plan (the “1981 Share Option Plan”), the XOMA Ltd. Restricted Share Plan (“Restricted Share Plan”), and the XOMA Ltd. Management Incentive Plan (the “MIP”), (ii) 300,000 shares of Common Stock issuable under the XOMA Ltd. 1992 Directors Share Option Plan (the “1992 Directors Share Option Plan”), (iii) 15,000 shares of Common Stock issuable under the XOMA Ltd. 2002 Directors Share Option Plan (the “2002 Directors Share Option Plan”) and (iv) 1,000,000 shares of Common Stock issuable under the Xoma Corporation 1998 Employee Stock Purchase Plan (the “1998 ESPP”).

•

Registration Statement No.  333-151416, filed with the SEC on June 4, 2008, pertaining to the registration of (i) 14,450,000 shares of Common Stock issuable under the 1981 Share Option Plan and Restricted Share Plan, (ii) 1,100,000 shares of Common Stock issuable under the XOMA Ltd. 2007 CEO Share Option Plan (the “2007 CEO Share Option Plan”) and (iii) 1,050,000 shares of Common Stock issuable under the 1992 Directors Share Option Plan.

•

Registration Statement No.  333-171429, filed with the SEC on December 27, 2010, pertaining to the registration of (i) 586,667 shares of Common Stock (par value $.0075 per share) issuable under the XOMA Ltd. 2010 Long Term Incentive and Share Award Plan (as amended and restated, the “2010 Plan”), (ii) 780,000 shares of Common Stock (par value $.0075 per share) issuable under the 1981 Share Option Plan and Restricted Share Plan, (iii) 16,667 shares of Common Stock (par value $.0075 per share) issuable under the 1992 Directors Share Option Plan, and (iv) 33,333 shares of Common Stock (par value $.0075 per share) issuable under the 1998 ESPP.

•

Registration Statement No.  333-174730, filed with the SEC on June 6, 2011, pertaining to the registration of (i) 5,500,000 shares of Common Stock (par value $.0075 per share) issuable under the 2010 Plan, and (ii) 100,000 shares of Common Stock (par value $.0075 per share) issuable under the 1998 ESPP.

•	Registration Statement No. 333-181849, filed with the SEC on June 1, 2012, pertaining to the registration of 7,000,000 shares of Common Stock (par value $.0075 per share) issuable under the 2010 Plan.

•

Registration Statement No.  333-198719, filed with the SEC on September 12, 2014, pertaining to the registration of 5,350,000 shares of Common Stock (par value $.0075 per share) issuable under the 2010 Plan.

•

Registration Statement No.  333-204367, filed with the SEC on May 21, 2015, pertaining to the registration of 300,000 shares of Common Stock (par value $.0075 per share) issuable under the XOMA Corporation 2015 Employee Stock Purchase Plan (the “2015 ESPP”).

•

Registration Statement No.  333-212238, filed with the SEC on June 24, 2016, pertaining to the registration of 3,400,000 shares of Common Stock (par value $.0075 per share) issuable under the 2010 Plan.

•

Registration Statement No.  333-218378, filed with the SEC on May 31, 2017, pertaining to the registration of (i) 1,470,502 shares of Common Stock (par value $.0075 per share) issuable under the 2010 Plan, and (ii) 250,000 shares of Common Stock (par value $.0075 per share) issuable under the 2015 ESPP.

•	Registration Statement No. 333-232398, filed with the SEC on June 27, 2019, pertaining to the registration of 450,000 shares of Common Stock (par value $.0075 per share) issuable under the 2010 Plan.

•	Registration Statement No. 333-265248, filed with the SEC on May 26, 2022, pertaining to the registration of 275,000 shares of Common Stock (par value $.0075 per share) issuable under the 2010 Plan.

•

Registration Statement No.  333-269459, filed with the SEC on January 30, 2023, pertaining to the registration of (i) 100,000 shares of Common Stock (par value $.0075 per share) issuable upon the exercise of a non-qualified stock option award with an exercise price of $18.66 granted to Owen Hughes on January 3, 2023, (ii) 75,000 shares of Common Stock (par value $.0075 per share) issuable upon the exercise of a non-qualified stock option award with an exercise price of $30.00 granted to Owen Hughes on January 3, 2023, (iii) 300,000 shares of Common Stock (par value $.0075 per share) issuable upon the exercise of a non-qualified stock option award with an exercise price of $18.66 granted to Bradley Sitko on January 3, 2023, 100,000 shares of Common Stock (par value $.0075 per share) issuable upon the exercise of a non-qualified stock option award with an exercise price of $30.00 granted to Bradley Sitko on January 3, 2023, in each case granted outside of the 2010 Plan and issued pursuant to the “inducement” grant exception under Nasdaq Rule 5635(c)(4).

•

Registration Statement No.  333-272054, filed with the SEC on May 18, 2023, pertaining to the registration of 709,000 shares of Common Stock (par value $.0075 per share) issuable pursuant to the 2010 Plan.

•

Registration Statement No.  333-294409, filed with the SEC on March 18, 2026, pertaining to the registration of 880,000 shares of Common Stock (par value $.0075 per share) issuable pursuant to the 2010 Plan.

On July 14, 2026, pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 27, 2026, by and among the Registrant, Ligand Pharmaceuticals Incorporated, a Delaware Corporation (“Parent”), Flex Merger Sub, Inc., a Nevada corporation and wholly owned subsidiary of Parent (“Merger Sub”) and XOMA Royalty Holdings Corporation, a Nevada corporation (“HoldCo”), Merger Sub merged with and into HoldCo with HoldCo surviving the Merger as a wholly owned subsidiary of Parent (the “Merger”).

Prior to giving effect to the Merger, the Registrant effected a restructuring pursuant to which, among other matters, the Registrant converted from a Nevada corporation to a Delaware limited liability company (the “Conversion”). Reference herein to the “Registrant” refers to (i) “XOMA Royalty Corporation” with respect to matters occurring prior to the effectiveness of the Conversion, and (ii) “XOMA Royalty LLC” with respect to matters occurring on and after the effectiveness of the Conversion.

As a result of the Merger, the Registrant has terminated any and all offerings of its securities pursuant to the Registration Statements. In accordance with the undertakings made by the Registrant in the Registration Statements to remove from registration, by means of post-effective amendment, any securities that had been registered for issuance that remain unsold at the termination of the offering, by filing these Post-Effective Amendments, the Registrant hereby removes from registration all securities registered but unsold under the Registration Statements, if any, as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, on the 20th day of July, 2026.

XOMA ROYALTY LLC

By:	/s/ Owen Hughes
Name:	Owen Hughes
Title:	Authorized Person